EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 4, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (April 2011 – March 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.5%	-2.1%	5.0%	-10.6%	-1.8%	-4.9%	0.3%	-4.9%	10.4%	-28.7%	-0.4	-0.6
B**	-1.6%	-2.2%	4.9%	-11.1%	-2.4%	-5.5%	-0.3%	-5.5%	10.4%	-30.8%	-0.5	-0.7
Legacy 1***	-1.4%	-2.0%	5.3%	-8.8%	0.1%	-2.9%	N/A	-2.9%	10.3%	-23.7%	-0.2	-0.4
Legacy 2***	-1.4%	-2.0%	5.3%	-9.0%	-0.1%	-3.2%	N/A	-3.2%	10.3%	-24.4%	-0.3	-0.4
Global 1***	-1.4%	-2.0%	5.4%	-8.9%	0.5%	-2.5%	N/A	-2.5%	10.2%	-21.9%	-0.2	-0.3
Global 2***	-1.4%	-2.1%	5.4%	-9.0%	0.3%	-2.7%	N/A	-2.7%	10.2%	-22.4%	-0.2	-0.4
Global 3***	-1.5%	-2.1%	5.1%	-10.5%	-1.3%	-4.3%	N/A	-4.3%	10.2%	-26.2%	-0.4	-0.5

S&P 500 Total Return Index****	2.7%	3.5%	-1.7%	-1.3%	10.7%	10.9%	6.7%	10.9%	12.0%	-16.3%	0.9	1.5
Barclays Capital U.S. Long Gov Index****	-1.3%	-1.6%	6.3%	1.2%	5.5%	9.2%	7.7%	9.2%	11.5%	-15.5%	0.8	1.5

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	23%					24%
Energy	8%	Short	Natural Gas	3.0%	Short	8%	Short	Natural Gas	3.1%	Short
			Crude Oil	1.8%	Short			Crude Oil	1.8%	Short
Grains/Foods	9%	Short	Corn	2.1%	Short	9%	Short	Corn	2.1%	Short
			Cotton	1.7%	Short			Cotton	1.8%	Short
Metals	6%	Long	Gold	2.2%	Long	7%	Long	Gold	2.3%	Long
			Silver	1.8%	Long			Silver	1.9%	Long
FINANCIALS	77%					76%
Currencies	24%	Long $	British Pound	4.9%	Short	23%	Long $	British Pound	5.0%	Short
			Euro	3.2%	Short			Euro	3.3%	Short
Equities	20%	Long	Russell 2000	2.3%	Short	20%	Long	S&P 500	2.2%	Long
			Hang Seng Index	2.1%	Short			Hang Seng Index	2.2%	Short
Fixed Income	33%	Long	Bunds	4.9%	Long	33%	Long	Bunds	5.0%	Long
			U.S. 10-Year Treasury Notes	3.5%	Long			U.S. 10-Year Treasury Notes	3.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose almost 10% on signs of falling U.S. production and continued talk of a potential output freeze by major oil producers.  Natural gas prices continued to decline on forecasts for warmer weather and elevated stockpiles.

Grains/Foods
Wheat prices rose as forecasts for drier weather could threaten crop yields.  Sugar prices continued to rise on increased demand and news that Brazil's sugar production for 2017 would be lower than the market is anticipating.  Coffee prices increased as erratic weather patterns have led to expectations of lower supplies.  Cocoa prices also increased as drier weather in west Africa caused quality and supply concerns.

Metals
Precious metals markets rose as healthy U.S. employment data left speculation whether the Federal Reserve would delay raising interest rates.  A weaker U.S. dollar also added strength to precious metals.  Base metals rose on shrinking stockpiles and expectations of increased consumption.

Currencies
The U.S. dollar weakened against its global counterparts after a drop in U.S. wages supported views the Federal Reserve could delay an additional interest rate increase.  The Canadian dollar strengthened on the continued rally in crude oil markets.   The British pound strengthened as concerns eased over a British exit from the European Union.  The Australian dollar rose to its highest levels since August as GDP exceeded expectations.

Equities	Global equity markets rose to a two-month high, fueled by rising oil and commodity prices. Easing concerns over global growth also helped bolster the equity markets.
Fixed Income	Global fixed income markets moved slightly lower as healthy economic data eased concerns about global growth and gains in the equity and commodity markets reduced demand for safe haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.